Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Immunovant, Inc. 2019 Equity Incentive Plan of Immunovant, Inc. of our report dated May 22, 2023, with respect to the consolidated financial statements of Immunovant, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2023, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Iselin, New Jersey

April 15, 2024